Exhibit 99.1

GRANTED
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE TALKSPACE, INC.	)	C.A. No. 2023-0271-LWW
)

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, this Court having reviewed the Verified Petition for Relief Pursuant to 8 Del. C. § 205 (the “Petition”) filed by petitioner Talkspace, Inc., the Court having considered the factors in 8 Del. C. § 205(d), and for good cause having been shown,

IT IS HEREBY ORDERED this ___ day of _________, 2023, that:

1.          The Charter, including the filing and effectiveness thereof, is hereby validated and declared effective as of 8:16 a.m. (EDT) on June 22, 2021.1

2.          All shares of capital stock of the Company issued in reliance on the effectiveness of the Charter are hereby validated and declared effective as of the date and time of the original issuance of such shares.

3.          The above-captioned action is hereby CLOSED.

The Honorable Lori W. Will

1 Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Petition.

This document constitutes a ruling of the court and should be treated as such.

Court:	DE Court of Chancery Civil Action

Judge:	Lori W. Will

File & Serve Transaction ID:	69556964

Current Date:	Mar 17, 2023

Case Number:	2023-0271-LWW

Case Name:	In re Talkspace, Inc.

Court Authorizer Comments:

The petition is granted pursuant to Section 205(a) of the Delaware General Corporation Law for the reasons set forth in the court's March 17, 2023 bench ruling. See transcript; see also Opinion Regarding Section 205 Petition, In re Lordstown Motors Corp., 2023-0083-LWW (Del. Ch. Feb. 21, 2023) (setting forth reasoning for granting similar relief in a Section 205 action).

/s/ Judge Lori W. Will